Opinion and Consent of Counsel

            Paul, Hastings, Janofsky & Walker LLP
                     345 California St.
                   San Francisco, CA 94104
                  Telephone (415) 835-1600
                     Fax: (415) 217-5333
                   Internet: www.phjw.com


                       April 27, 1999

Clipper Funds, Inc.
9601 Wilshire Boulevard, Suite 800
Beverly Hills, CA 90210

          Re:  Clipper Fund

Ladies and Gentlemen:

     We have acted as counsel to Clipper Fund, Inc., a California corporation (the "Company"), in connection with the Post-Effective Amendment to the Company's Registration
Statement on Form N-1A filed on March 26, 1999, with the
Securities and Exchange Commission (the "Post-Effective
Amendment"), relating to the issuance by the Company of an indefinite number of no-par value shares of beneficial interest (the "Shares") by a series of the Company, the Clipper Fund (the "Fund").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We have based our opinion on the following:

     (a)  the Company's Articles of Incorporation dated
          December 1, 1983 (the "Articles"), (as filed with the California Secretary of State on December 1, 1983), as amended on February 16,
          1984, February 27, 1984, March 30, 1984, and May
          2, 1984, as certified to us by an officer of the Company as being true and complete and in effect on the date hereof;

     (b) the Bylaws of the Company dated January 27, 1984, as certified to us by an officer of the Company as being true and complete and in effect on the date hereof;

     (c) minutes of various meetings of the Board of Directors;

     (d)  the Post-Effective Amendment; and

     (e) a certificate of an officer of the Company as to certain factual matters relevant to this opinion.

     Our opinion below is limited to the federal law of the United States of America and the corporations law of the State of California. We have based our opinion below solely on our review of Title 1 Chapter 4 of the California Corporations Code and the case law interpreting such Code as reported in California Business Statutes (West Group 1999) as updated on Westlaw through April 6, 1999. We have not undertaken a review of other California law or of any administrative or court decisions in connection with rendering this opinion. We disclaim any opinion as to any law other than that of the United States of America and the corporations law of the State of California as described above, and we disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental authority.

     Based on the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of this opinion, and assuming that (i) all of the Shares will be issued and sold for cash at the per-share public offering price on the date of their issuance in accordance with statements in the Fund's Prospectus included in the Post-Effective Amendment, and in accordance with the Articles of Incorporation, (ii) all consideration for the Shares will be actually received by the Company, and (iii) all applicable securities laws will be complied with, it is our opinion that, when issued and sold by the Company, the Shares will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Post-Effective Amendment and is solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any developments in areas covered by this opinion that occur after the date of this opinion.

     We hereby consent to (i) the reference to our firm as Legal Counsel in the Prospectus and the Statement of Additional Information included in the Post-Effective
Amendment, and (ii) the filing of this opinion as an exhibit to the Post-Effective Amendment.

                               Sincerely yours,


                               /s/
                               Paul, Hastings, Janofsky & Walker LLP

                     Clipper Funds, Inc.

                    Officer's Certificate

     The undersigned officer of Clipper Funds, Inc. (the "Company"), in connection with the opinion to be rendered by Paul, Hastings, Janofsky & Walker LLP ("PHJ&W"), in connection with the Company's filing of Post-Effective Amendments, with respect to the Clipper Fund (the "Fund"), with the Securities and Exchange Commission, hereby certifies, represents, and covenants to PHJ&W that:

     1. The undersigned is an officer of the Company and is authorized to execute this certificate on behalf of the Company.
     2. The undersigned has furnished PHJ&W with a true and complete copy of the Company's Articles of Incorporation dated December 1, 1983 (the
          "Articles"), (as filed with the California
          Secretary of State on December 1, 1983), as amended on February 16, 1984, February 27, 1984,
          March 30, 1984, and May 2, 1984.
     3. The undersigned has furnished PHJ&W with a true and complete copy of the Bylaws of the Company dated January 27, 1984. The Bylaws, without amendment, are in full force and effect on the date hereof.
     4. To the best knowledge of the undersigned, no action or proceeding seeking to revoke, terminate, wind-up, or dissolve the Company or the Fund has been taken or commenced.
     5. The resolutions of the Directors of the Company, authorizing the establishment of the Fund and the issuance of the shares, remain in full force and effect without amendment or modification through the date hereof.
     6. No shareholder of the Company has agreed to pay anything to or on behalf of the Company with respect to the Company's shares other than the public offering price therefor.

Dated: April 27, 1999    /s/
                         By:________________________________
                            Michael Kromm
                            Secretary and Treasurer
Clipper Funds, Inc.